Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
StoneCo. Ltd.
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-265382) pertaining to the Long-Term Incentive Plan of StoneCo. Ltd., and
(2) Registration Statement (Form F-3 No. 333-244404) of StoneCo. Ltd. ,

of our reports dated March 10, 2023, with respect to the consolidated financial statements of StoneCo. Ltd. and the effectiveness of internal control over financial reporting of StoneCo. Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ ERNST & YOUNG Auditores Independentes S/S Ltda

São Paulo, Brazil
April 28, 2023